As filed with the Securities and Exchange Commission on April 23, 2007

Registration No. 333-109886

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNATIONAL TEXTILE GROUP, INC.

(Exact name of registrant as specified in its charter)

Safety Components International, Inc.

(Former name of registrant)

Delaware	33-0596831
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

804 Green Valley Road

Suite 300

Greensboro, North Carolina 27408

(336) 379-2865

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Safety Components International, Inc. 2001 Stock Option Plan

(Full title of the plan)

Neil W. Koonce, Esq.

804 Green Valley Road

Suite 300

Greensboro, North Carolina 27408

(336) 379-2865

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Mark L. Hanson, Esq.

Jones Day

1420 Peachtree Street, Suite 800

Atlanta, Georgia 30309

(404) 521-3939

EXPLANATORY NOTE: DEREGISTRATION OF SHARES

On October 22, 2003, International Textile Group, Inc. (formerly known as Safety Components International, Inc.) (the “Company”), a Delaware corporation, filed a Registration Statement on Form S-8 (Registration No. 333-109886) (the “Registration Statement”), which registered 900,000 shares of the Company’s common stock, par value $0.01, reserved for issuance under the Safety Components International, Inc. 2001 Stock Option Plan (the “Plan”).

The Company is filing this post-effective amendment to deregister any and all remaining shares covered by the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 20th day of April, 2007.

INTERNATIONAL TEXTILE GROUP, INC

By:	/s/ Gary L. Smith
	Name:	Gary L. Smith
	Title:	Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of International Textile Group, Inc., hereby severally constitute Gary L. Smith and Neil W. Koonce, and each of them singly, our true and lawful attorneys-in-fact, with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the registration statement filed herewith and any and all amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable International Textile Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph L. Gorga Joseph L. Gorga	Director, President and Chief Executive Officer	April 23, 2007

/s/ Wilbur L. Ross, Jr. Wilbur L. Ross, Jr.	Director, Chairman of the Board	April 23, 2007

/s/ Gary L. Smith Gary L. Smith	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 23, 2007

/s/ Samir M. Gabriel Samir M. Gabriel	Vice President and Controller (Principal Accounting Officer)	April 23, 2007

/s/ Stephen W. Bosworth Stephen W. Bosworth	Director	April 23, 2007

/s/ Michael J. Gibbons Michael J. Gibbons	Director	April 23, 2007

/s/ David K. Storper David K. Storper	Director	April 23, 2007

/s/ Daniel D. Tessoni Daniel D. Tessoni	Director	April 23, 2007

/s/ David L. Wax David L. Wax	Director	April 23, 2007

/s/ Pamela K. Wilson Pamela K. Wilson	Director	April 23, 2007